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                                                                      EXHIBIT 21


                         AMERICAN GREETINGS CORPORATION
                         Subsidiaries of the Registrant


                                                       State / Jurisdiction
               Subsidiary                               of Incorporation
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A.G. Industries, Inc.                                      North Carolina
American Greetings Service Corp.                           Delaware
AGC Funding Corporation                                    Delaware
Carlton Cards (Canada) Limited                             Canada
Carlton Cards (United Kingdom) Limited                     United Kingdom
Carlton Cards Retail, Inc.                                 Connecticut
AmericanGreetings.com                                      Ohio
Gibson Greetings, Inc.                                     Ohio
Hanson White Ltd.                                          United Kingdom
John Sands (Australia) Ltd.                                Delaware
John Sands (New Zealand) Ltd.                              Delaware
Magnivision, Inc.                                          Delaware
Plus Mark, Inc.                                            Ohio